Report of Independent Registered
Public Accounting Firm

To the Shareholders and
Board of Trustees of DWS State
Tax-Free Income Series

In planning and performing our
audits of the financial statements of
DWS State Tax-Free Income Series
(formerly Scudder State Tax-Free
Income Series) (comprising DWS
California Tax-Free Income Fund
(formerly Scudder California Tax-
Free Income Fund) and DWS New
York Tax-Free Fund (formerly
Scudder New York Tax-Free Income
Fund), as of and for the year ended
August 31, 2006, in accordance with
the standards of the Public Company
Accounting Oversight Board (United
States), we considered its internal
control over financial reporting,
including control activities for
safeguarding securities, as a basis for
designing our auditing procedures
for the purpose of expressing our
opinion on the financial statements
and to comply with the requirements
of Form N-SAR, but not for the
purpose of expressing an opinion on
the effectiveness of DWS State Tax-
Free Income Series' internal control
over financial reporting.
Accordingly, we express no such
opinion.

The management of DWS State Tax-
Free Income Series is responsible for
establishing and maintaining
effective internal control over
financial reporting. In fulfilling this
responsibility, estimates and
judgments by management are
required to assess the expected
benefits and related costs of controls.
A company's internal control over
financial reporting is a process
designed to provide reasonable
assurance regarding the reliability of
financial reporting and the
preparation of financial statements
for external purposes in accordance
with generally accepted accounting
principles. Such internal control
includes policies and procedures that
provide reasonable assurance
regarding prevention or timely
detection of unauthorized
acquisition, use or disposition of a
company's assets that could have a
material effect on the financial
statements.

Because of its inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements. Also, projections of
any evaluation of effectiveness to
future periods are subject to the risk
that controls may become inadequate
because of changes in conditions, or
that the degree of compliance with
the policies or procedures may
deteriorate.

A control deficiency exists when the
design or operation of a control does
not allow management or employees,
in the normal course of performing
their assigned functions, to prevent
or detect misstatements on a timely
basis. A significant deficiency is a
control deficiency, or combination of
control deficiencies, that adversely
affects the company's ability to
initiate, authorize, record, process or
report external financial data reliably
in accordance with generally
accepted accounting principles such
that there is more than a remote
likelihood that a misstatement of the
company's annual or interim
financial statements that is more than
inconsequential will not be prevented
or detected. A material weakness is a
significant deficiency, or
combination of significant
deficiencies, that results in more than
a remote likelihood that a material
misstatement of the annual or interim
financial statements will not be
prevented or detected.

Our consideration of DWS State
Tax-Free Income Series' internal
control over financial reporting was
for the limited purpose described in
the first paragraph and would not
necessarily disclose all deficiencies
in internal control that might be
significant deficiencies or material
weaknesses under standards
established by the Public Company
Accounting Oversight Board (United
States). However, we noted no
deficiencies in DWS State Tax-Free
Income Series' internal control over
financial reporting and its operation,
including controls for safeguarding
securities, that we consider to be a
material weakness as defined above
as of August 31, 2006.

This report is intended solely for the
information and use of management
and the Board of Trustees of DWS
State Tax-Free Income Series and
the Securities and Exchange
Commission and is not intended to
be and should not be used by anyone
other than these specified parties.

      /
s/Ernst
&
Young
LLP

Boston, Massachusetts
October 10, 2006